UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 17, 2012 (February 16, 2012)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 16, 2012, Crimson Exploration Inc. issued a press release providing a year-end 2011 reserves and production update.  A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 2.02 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated February 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: February 17, 2012	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 16, 2012

EXHIBIT 99.1

Crimson Exploration Inc. Announces 2011 Reserve Growth of 20%, Reserve Replacement of 304%, FY 2011 Production Growth of 28% and Reaches 40% Liquids Production Milestone
Houston, TX – (BUSINESS WIRE) – February 16, 2012 - Crimson Exploration Inc. (NasdaqGM: CXPO) today announced total proved reserves for 2011, and fourth quarter and year-end production results.

Allan D. Keel, President and Chief Executive Officer, commented, “Crimson’s operational success in 2011 led to year over year increases of 28% and 20%, in production and reserves, respectively.  Total proved reserves at year-end were 200 Bcfe, exceeding our previous internal estimates of 184 Bcfe, and the production growth, including the 34% increase in oil and liquids production, was driven by the success of our drilling program and the diligent efforts of our field personnel in improving production in our existing wells.  Furthermore, achieving 40% oil/liquids production in January 2012 is a key milestone in our goal to achieve a production profile of 50% oil and liquids by the middle of 2012, and a clear indication that Crimson possesses the asset inventory and financial capacity necessary to complete this transition.  We are excited about the opportunities we have in the Eagle Ford Shale and Woodbine plays, both of which offer exceptional rates of return and the foundation for generating shareholder value.”

Year-End Reserves

Proved reserves at December 31, 2011 were 200.4 Bcfe, with a PV-10 value of approximately $266.5 million, as estimated by Netherland, Sewell, and Associates, Inc., our independent petroleum engineering firm, in accordance with reserve reporting guidelines mandated by the Securities & Exchange Commission (“SEC”).  The new proved reserve level represents a 20% increase over year-end 2010 proved reserves of 166.5 Bcfe, and a reserve replacement rate of 304% of 2011 production. Proved reserves are 81% natural gas and 37% proved developed.

The following table summarizes Crimson’s total proved reserves as of December 31, 2011:

	Net Reserves				Present Value
	Oil	NGL	Gas	Total	Discounted
Category	(MBBL)	(MBBL)	(MMCF)	(MMCFE)	at 10% ($M)
Developed	1,844.7	1,636.8	53,024.1	73,913.1	207,266.7
Undeveloped	1,889.6	907.1	109,675.9	126,456.1	59,206.8
Total Proved	3,734.3	2,543.9	162,699.9	200,369.2	266,473.5

Note: Total numbers may not add due to rounding.

Commodity prices used in calculating the present value of our reserves were the twelve month un-weighted arithmetic average of the first-day-of-the-month prices for the period January 2011 through December 2011.  For oil and NGL volumes, the average West Texas Intermediate posted price of $92.71 per barrel is adjusted by field for quality, transportation fees, and regional price differentials.  For gas volumes, the average Henry Hub spot price of $4.12 per MMBTU is adjusted by field for energy content, transportation fees and regional price differentials. All prices are held constant for the lives of the properties.

In 2011, we believe our unproved resource potential increased to approximately 965 Bcfe (33% oil and natural gas liquids, at 6:1 ratio), an increase of 85 Bcfe from December 2010, as a result of success in our drilling program and strategic leasehold additions. Our unproved resource potential provides us with a significant inventory of drilling projects, in active proven areas, that is capable of providing sustainable reserve, production and cash flow growth.

The following table summarizes Crimson’s total unproved resource potential as of December 31, 2011:

Area	Acre Spacing	Reserves (Bcfe)	% Oil & NGLs	Counties
Eagle Ford Shale	80	215	63%	Karnes, Zavala, Dimmit, Bee
Haynesville, Mid-Bossier, James Lime	80	390	14%	San Augustine, Shelby
Woodbine Area – Oil	160	85	94%	Madison, Grimes
Woodbine Area – Gas	160	120	13%	Madison, Grimes
Niobrara	160	20	92%	Weld, Adams
Conventional Gulf Coast	Various	135	13%	Various
Total Unproved Resource Potential		965	33%

Fourth Quarter and Year-End Production Results

Crimson produced approximately 3.7 Bcfe of natural gas equivalents, or an estimated 40,050 Mcfe per day, during the fourth quarter 2011, compared with 4.0 Bcfe, or 43,000 Mcfe per day, produced during the fourth quarter of 2010, a 7% decrease period over period as Crimson shifted its drilling strategy from higher pressured natural gas wells to lower rate, higher return oil-weighted opportunities that currently generate higher cash flow than natural gas. For the year ended 2011, Crimson produced approximately 16.6 Bcfe of natural gas equivalents, or an estimated 45,380 Mcfe per day, compared with 12.9 Bcfe, or 35,400Mcfe per day, produced in 2010, a 28% year-over-year increase.  As of January 30, 2012, Crimson achieved 40% oil and liquids production, compared to 28% for the fourth quarter 2010, a key milestone in our strategy to reach a production mix of 50% oil and liquids by the middle of 2012.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States.  The Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, including approximately 5,400 net acres in the Haynesville Shale, Mid-Bossier, and James Lime plays in San Augustine and Sabine counties in East Texas, approximately 8,000 net acres in the Eagle Ford Shale in South Texas, approximately 17,000 net acres in Madison and Grimes counties in Southeast Texas and approximately 11,000 net acres in the Denver Julesburg Basin of Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”) and applicable securities laws. Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue, cash flow operating results,  leverage, drilling rigs operating, drilling locations, funding, derivative transactions, pricing, operating costs and capital spending, tax rates, and descriptions of our development plans are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, the proximity to and capacity of transportation facilities, the timing of planned capital expenditures, uncertainties in estimating reserves and forecasting production results, operating and drilling risks, regulatory changes and the potential lack of capital resources. All forward-looking statements are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2010, and subsequent filings for a further discussion of these risks. Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts:                      E. Joseph Grady, Senior Vice President and Chief Financial Officer
                       Josh Wannarka, Manager of Investor Relations and FP&A
713-236-7400

Source:                      Crimson Exploration Inc.